Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2022, with respect to the consolidated financial statements of Senti Biosciences, Inc. and its subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California
August 18, 2022